Exhibit 10.3

SOLENO THERAPEUTICS, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made as of January 8, 2021 (the “Amendment Effective Date”), by and between Soleno Therapeutics, Inc., a Delaware corporation (the “Company”), and Patricia Hirano (the “Executive”), and amends that certain Employment Agreement dated as of January 1, 2019, by and between the Company and the Executive (the “Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

RECITALS

WHEREAS, Executive and the Company wish to enter into this Amendment in order to amend certain terms of the Agreement to implement new change-in-control provisions approved by the Company’s Board of Directors for Company management.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendment to Section 8(a). Section 8(a) shall be amended and restated in its entirety as follows:

(a) If the Company terminates Executive’s employment with the Company without Cause (excluding death or Disability) or if Executive resigns from such employment for Good Reason, and if such termination or resignation occurs prior to three (3) months before a Change in Control of the Company, then Executive will receive, in addition to Executive’s salary payable through the date of termination of employment and any other employee benefits earned and owed through the date of termination, the following benefits from the Company:

(i) continuing payments of severance pay in accordance with the Company’s normal payroll policies at a rate equal to Executive’s Base Salary rate, as is then in effect, for six (6) months from the date of such termination without Cause or resignation for Good Reason; and

(ii) if Executive elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive on the last day of each month after her employment termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) for a period ending six (6) months following such termination or resignation; provided, that such coverage shall end upon such earlier date that Executive and/or Executive’s eligible dependents become covered under similar plans. Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot provide the benefit described in this Section 8(b) without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment, payable on the last day of a given month, in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the termination of employment date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of within Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (A) the date upon which Executive obtains other employment or (B) the date the Company has paid an amount equal to six (6) payments, per the terms of this agreement. For the avoidance of doubt, the taxable payments in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.

2.    Effect. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects and shall remain in full force and effect.

3.    Amendment. This Amendment may only be amended by a writing signed by the Company and the Executive.

4.    Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

5.    Integration. The Agreement, as amended hereby, represents the entire agreement between the parties and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

SOLENO THERAPEUTICS, INC. a Delaware corporation

By:	/s/ Anish Bhatnagar
Name:	Anish Bhatnagar
Title:	Chief Executive Officer

EXECUTIVE:

PATRICA HIRANO

/s/ Patricia Hirano

(Signature page to Amendment to Employment Agreement)